INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
Nos. 2-89135; 33-13618; and 33-28533 of Kinark Corporation on Forms S-8 and No. 333-61393 on Form S-3 our report dated February 18, 2000 (except as to
Note 12 for which the date is March 14, 2000), appearing in the Annual Report on Form 10-K of Kinark Corporation for the year ended December 31, 1999.


/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Tulsa, Oklahoma
April 5, 2000